Exhibit 10.32

[STK LETTERHEAD]

July 24, 2003

Bank of America, N.A.
Attention: Robert Rittelmeyer, Vice President
Credit Services Agency
1455 Market St., 5th flr.
Mail Code CA5-701-05-19
San Francisco, CA 94103

Re: Reduction in Commitment

Dear Mr. Rittelmeyer,

Reference is made to that certain Credit Agreement dated as of October 10, 2001 (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), among Storage Technology Corporation (the “Company”), the several financial institutions from time to time party thereto (the “Banks”) and Bank of America, N.A., as Issuing Bank and Agent (the “Agent”). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.5 of the Credit Agreement, the Company hereby notifies the Agent that the Company permanently reduces the Commitments by Seventy Five Million Dollars ($75,000,000) to an aggregate amount of Seventy Five Million Dollars ($75,000,000), effective as of July 30, 2003. None of this reduction in the Commitments shall be applied to reduce the L/C Commitment.

Thank you.

Yours truly,

Mark D. McGregor
Vice President and Treasurer

cc: Kevin McMahon